As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2744449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Sierra Point Parkway, Suite 1200 Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

2024 Inducement Plan

(Full titles of the plans)

Marshall Fordyce, M.D.

President and Chief Executive Officer

2000 Sierra Point Parkway, Suite 1200

Brisbane, California 94005

(650) 770-0077

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason Kent

Julia Boesch

Cooley LLP

55 Hudson Yards

New York, NY 10001-2157

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Vera Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) 3,563,371 additional shares of its Class A common stock, par value $0.001 per share (“Class A Common Stock”) under the Vera Therapeutics, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2021 Plan on January 1, 2026, (ii) 165,165 additional shares of its Class A Common Stock that were added to the shares authorized for issuance under the Vera Therapeutics, Inc. 2024 Inducement Plan (the “2024 Inducement Plan”) as inducement grants under Nasdaq Listing Rule 5635(c)(4) pursuant to an amendment of the 2024 Inducement Plan approved by the Compensation Committee of the Board of Directors of the Registrant, (iii) 434,835 shares of Class A Common Stock that may be issued upon the exercise of outstanding options granted under the 2024 Inducement Plan as inducement grants under Nasdaq Listing Rule 5635(c)(4), and (iv) 440,502 additional shares of its Class A Common Stock under the Vera Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP,” and together with the 2021 Plan and 2024 Inducement Plan, the “Plans”), pursuant to the provisions of the 2021 ESPP providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2021 ESPP on January 1, 2026. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

The Registrant previously registered shares of its Class A Common Stock for issuance under the Plans on Registration Statements on Form S-8 filed with the Commission on May 18, 2021 (File No. 333-256269), March 28, 2022 (File No.  333-263899), March 28, 2023 (File No.  333-270911), March 27, 2024 (File No.  333-278277), and February 28, 2025 (File No. 333-285445) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K, filed with the Commission on February 26, 2026; and

(b)

the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40407) filed with the Commission on May 11, 2021, under Section  12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 27, 2024.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40407), filed with the Commission on May 18, 2021).

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40407), filed with the Commission on May 18, 2021).

4.3	Form of Class A Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255492), as amended, filed with the Commission on May 10, 2021).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

Exhibit Number	Description

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	Vera Therapeutics, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255492), as amended, filed with the Commission on May 10, 2021).

99.2	Vera Therapeutics, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255492), as amended, filed with the Commission on May 10, 2021).

99.3	Vera Therapeutics, Inc. 2024 Inducement Plan, as amended September 19, 2025 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, (File No. 001-40407) filed with the SEC on November 5, 2025).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on February 26, 2026.

Vera Therapeutics, Inc.

By:	/s/ Marshall Fordyce, M.D.
Marshall Fordyce, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marshall Fordyce, M.D. and Sean Grant, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Marshall Fordyce	President, Chief Executive Officer and Director	February 26, 2026
Marshall Fordyce, M.D.	(Principal Executive Officer)

/s/ Sean Grant	Chief Financial Officer	February 26, 2026
Sean Grant	(Principal Financial Officer)

/s/ Joseph Young	Senior Vice President, Finance and Chief Accounting Officer	February 26, 2026
Joseph Young	(Principal Accounting Officer)

/s/ Michael Morrissey	Chairman of the Board	February 26, 2026
Michael Morrissey, Ph.D.

/s/ Andrew Cheng	Director	February 26, 2026
Andrew Cheng, M.D., Ph.D.

/s/ Patrick Enright	Director	February 26, 2026
Patrick Enright

/s/ Kimball Hall	Director	February 26, 2026
Kimball Hall

/s/ Maha Katabi	Director	February 26, 2026
Maha Katabi, Ph.D.

/s/ James Meyers	Director	February 26, 2026
James Meyers

/s/ Scott Morrison	Director	February 26, 2026
Scott Morrison

/s/ Christy Oliger	Director	February 26, 2026
Christy Oliger

/s/ Beth Seidenberg	Director	February 26, 2026
Beth Seidenberg, M.D.